Exhibit 99.1

Aspira Appoints Three New Directors,

Executes $2.0 Million Equity Purchase Agreement

New Directors Bring Extensive Commercial Healthcare Relationships

to Expand Business Development Opportunities.

April 8, 2025 (GLOBE NEWSWIRE) — Aspira Women’s Health Inc. (“Aspira” or the “Company”) (NASDAQ: AWH), a bio-analytical based women’s health company focused on the development of gynecologic disease diagnostic tools, today announced the appointment of three new Directors to its Board of Directors. These appointments were part of a planned Board change, aligned with the upcoming annual shareholders meeting. Each of the three new appointees brings extensive resumes, with the first two Directors, Dr. Jeffrey Cohen and Cindy Hundorfean, bringing decades of experience in executive roles within the health care and medical industries. Jack Fraser brings decades of financial and operational expertise to the Company’s Board of Directors.

“We are pleased to welcome Dr. Cohen, Ms. Hundorfean, and Mr. Fraser to the Board of Directors,” said Michael Buhle, Chief Executive Officer of Aspira Women’s Health. “Each new director brings a diverse and critical expertise to the Board. This added knowledge and resources will be invaluable to the Company as we look to accelerate the pace of growth in our business and pursue our mission to bring much-needed changes to women’s healthcare.”

“The Board and the executive team would also like to extend our deepest gratitude to Dr. Celeste Fralick for her invaluable contributions as a member of our Board of Directors since February of 2022,” stated Jannie Herchuk, Chair of the Board of Aspira Women’s Health. “Her leadership, insight, and unwavering commitment have played a vital role in guiding the company through important milestones and shaping our strategic direction. Dr. Fralick’s unique data analytics perspective and dedication have been instrumental in helping us navigate both opportunities and challenges, and we are truly grateful for the time, energy, and expertise you have generously shared.”

With more than forty years as a practicing urologist, Dr. Cohen is an expert in robot-assisted surgery. Dr. Cohen has worked with the Allegheny Health Network since 1985, most recently as its Chief Physician Executive, Community Health and Innovation. He graduated in 1976 from Syracuse University with a Bachelor of Science in Biology and received his medical degree from SUNY – Upstate Medical Center in 1979. Dr. Cohen completed a residency in urology at Case Western Reserve University in 1984 and a fellowship in urology at The M.D. Anderson Cancer Center.

Ms. Hundorfean is a senior partner of The CEO Advisory Network and serves on the board of directors for several companies, including Avant-gard Health, Leadline, Inc. and Heuro Health. She has previously worked as Chief Living Health Development Officer for Highmark Health and as president and Chief Executive Officer for Allegheny Health Network. Ms. Hundorfean earned her Executive Master of Business Administration in Healthcare Administration from Case Western Reserve University.

Mr. Fraser has been a managing partner at the asset-management firm Seamark Capital for nearly 25 years. Mr. Fraser earned his Bachelor of Science in Business Administration from Bowling Green State University and his Masters in Business Administration in Economics from Ohio State University.

The Company is also announcing the execution of an equity purchase agreement with Triton Funds LP (“Triton”), for the issuance and sale of shares of the Company’s common stock to be purchased by Triton for gross proceeds of up to $2.0 million. Net proceeds from the offering will support Aspira’s ongoing commercial activities as well as general corporate purposes and working capital.

“We are also pleased to execute this key capital markets transaction. This financing transaction should play a critical role in supplementing our working capital for the foreseeable future as we execute our strategic growth initiatives. Our top operational priority is driving our sales growth, quickly followed by the completion of our current endometriosis clinical study, which is intended to validate our ENDOInform™ non-invasive blood test for the early detection endometriosis,” concluded Mr. Buhle.

About Aspira Women’s Health Inc.

Aspira Women’s Health Inc. is dedicated to the discovery, development, and commercialization of noninvasive, AI-powered tests to aid in the diagnosis of gynecologic diseases.

OvaWatch® and Ova1Plus® are offered to clinicians as OvaSuiteSM. Together, they provide the only comprehensive portfolio of blood tests to aid in the detection of ovarian cancer risk for the 1.2+ million American women diagnosed with an adnexal mass each year. OvaWatch provides a negative predictive value of 99% and is used to assess ovarian cancer risk for women where initial clinical assessment indicates the mass is indeterminate or benign, and thus surgery may be premature or unnecessary. Ova1Plus is a reflex process of two FDA-cleared tests, Ova1® and Overa®, to assess the risk of ovarian malignancy in women with an adnexal mass planned for surgery.

Our in-development test pipeline will expand our ovarian cancer portfolio and address the tremendous need for non-invasive diagnostics for endometriosis, a debilitating disease that impacts millions of women worldwide. In ovarian cancer, we intend to combine microRNA and protein biomarkers with patient data to further enhance the sensitivity and specificity of our current tests. In endometriosis, we have developed the first-ever non-invasive test designed to identify endometriomas, one of the most commonly occurring forms of severe endometriosis. Through our ongoing endometriosis development program, we are combining microRNA and protein biomarkers with patient data, with the intent of identifying all endometriosis independent of disease location or severity.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks and uncertainties. Such forward-looking statements include statements regarding, among other things, the timing and completion of any products in the development pipeline and other statements that are predictive in nature, and whether the marketing of the OvaSuite portfolio will prove successful. Actual results could differ materially from those discussed due to known and unknown risks, uncertainties, and other factors. These forward-looking statements generally can be identified by the use of words such as “designed to,” “expect,” “plan,” “anticipate,” “could,” “may,” “intend,” “will,” “continue,” “future,” and other words of similar meaning and the use of future dates. These and additional risks and uncertainties are described more fully in the Company’s filings with the SEC, including those factors identified as “Risk Factors” in our most recent Annual Report on Form 10-K, for the fiscal year ended December 31, 2024, and subsequent Quarterly Reports on Form 10-Q. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Aspira presently does not know, or that Aspira currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Aspira’s expectations, plans, or forecasts of future events and views as of the date of this press release. Subsequent events and developments may cause the Company’s assessments to change. However, while Aspira may elect to update these forward-looking statements at some point in the future, Aspira expressly disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Aspira’s assessments of any date after the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Relations Contact:

Investors@aspirawh.com

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